FIRST TRUST EXCHANGE-TRADED FUND IV

                              AMENDED AND RESTATED
    ESTABLISHMENT AND DESIGNATION OF SERIES OF SHARES OF BENEFICIAL INTEREST
                        (EFFECTIVE AS OF JUNE 16, 2015)

      WHEREAS, pursuant to Section 4.9 of the Declaration of Trust dated September 15, 2010 (the "Declaration"), of First Trust Exchange-Traded Fund IV, a Massachusetts business trust (the "Trust"), the initial Trustee of the Trust divided the Shares of the Trust into one series of shares of beneficial interests in the Trust (each, a "Series") as of that same date as set forth on Schedule A to the Declaration: First Trust North American Energy Infrastructure Fund (the "Initial Series"); and

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 13th of June, 2011, designated an additional series to be named First Trust Inflation Managed Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust on the 18th of July, 2011, designated an additional series to be named First Trust Senior Loan Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 19th of September, 2011, designated an additional series to be named First Trust Global Flex Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 9th of November, 2011, designated two additional series to be named First Trust Global Tactical Asset Allocation and Income Fund and First Trust High Yield Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 12th of December, 2011, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to rename First Trust Global Flex Fund as First Trust Global Tactical Asset Allocation Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 17th of September, 2012, designated an additional series to be named First Trust High Yield Long/Short ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 10th of June, 2013, designated two additional series to be named First Trust Multi-Sector Bond ETF and First Trust Strategic Income ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 21st of August, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to rename First Trust High Yield Long/Short ETF as First Trust Tactical High Yield ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 16th of September, 2013, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust High Yield Fund and the First Trust Global Tactical Asset Allocation Fund;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 16th of September, 2013, designated two additional series to be named First Trust Low Duration Mortgage Opportunities ETF and First Trust Multi-Sector Diversified Short Duration ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 8th of December, 2013, designated an additional series to be named First Trust Enhanced Short Maturity ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 18th of December, 2013, designated an additional series to be named First Trust Unconstrained Bond ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 15th of September, 2014, amended and restated the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust Multi-Sector Bond ETF and the First Trust Multi-Sector Diversified Short Duration ETF and in order to designate two additional series to be named the First Trust Tactical Floating Rate ETF and the First Trust Mortgage REIT Opportunities ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 20th of November, 2014, designated two additional series to be named the First Trust SSI Strategic Convertible Securities ETF and the First Trust Heitman Global Prime Real Estate ETF;

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 8th of December, 2014, renamed First Trust Tactical Floating Rate ETF as First Trust Strategic Floating Rate ETF; and

      WHEREAS, pursuant to Section 4.9 of the Declaration, the Board of Trustees of the Trust, on the 16th of June, 2015, desire to amend and restate the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest in order to terminate the First Trust Inflation Managed Fund, the First Trust Global Tactical Asset Allocation and Income fund and the First Trust Unconstrained Bond ETF.

      NOW THEREFORE, by vote of at least a majority of the Board of Trustees of the Trust, the Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest is further amended and restated in its entirety as follows:

      The following Series of the Trust are established and designated with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:


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


      1.  First Trust North American Energy Infrastructure Fund

      2.  First Trust Senior Loan Fund

      3.  First Trust Tactical High Yield ETF

      4.  First Trust Strategic Income ETF

      5.  First Trust Low Duration Mortgage Opportunities ETF

      6.  First Trust Enhanced Short Maturity ETF

      7.  First Trust Strategic Floating Rate ETF

      8.  First Trust Mortgage REIT Opportunities ETF

      9.  First Trust SSI Strategic Convertible Securities ETF

     10.  First Trust Heitman Global Prime Real Estate ETF

1. Each Share of each Series is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Series is unlimited.

3. Each Series shall be authorized to hold cash, invest in securities, instruments and other property, use investment techniques, and have such goals or objectives as from time to time described in the prospectus and statement of additional information contained in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Series, as the same may be amended and supplemented from time to time ("Prospectus"). Each Share of a Series shall represent a beneficial interest in the net assets allocated or belonging to such Series only, and such interest shall not extend to the assets of the Trust generally (except to the extent that General Assets (as defined in the Declaration) are allocated to such Series), and shall be entitled to receive its pro rata share of the net assets of the Series upon liquidation of the Series, all as set forth in Section 4.9 of the Declaration.

4. With respect to each Series, (a) the purchase price of the Shares, (b) fees and expenses, (c) qualifications for ownership, if any, (d) the method of determination of the net asset value of the Shares, (e) minimum purchase amounts, if any, (f) minimum account size, if any, (g) the price, terms and manner of redemption of the Shares, (h) any conversion or exchange feature or privilege, (i) the relative dividend rights, and (j) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Series that have been established by the Trustees or redesignate any of the Series without any action or consent of the Shareholders.

6. The designation of any Series hereby shall not impair the power of the Trustees from time to time to designate additional Series of Shares of the Trust.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.


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


      IN WITNESS WHEREOF, the undersigned, being the Secretary of the Trust, has executed this instrument as of this 16th day of June, 2015.


/s/ W. Scott Jardine
-------------------------------------
     W. Scott Jardine, Secretary

FIRST TRUST EXCHANGE-TRADED FUND IV



 STATE OF ILLINOIS           )
                             )  SS.
 COUNTY OF DUPAGE            )


      Then personally appeared the above-named person who is known to me to be the Secretary of the Trust whose name and signature are affixed to the foregoing Amended and Restated Establishment and Designation of Series of Shares of Beneficial Interest and who acknowledged the same to be his free act and deed, before me this 16th day of June, 2015.

                                            /s/ Rene Carne-Drogos
                                            ----------------------------------
                                            Notary Public
                                            My Commission Expires: 07/12/2016


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